UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

October 27, 2010
Date of Report
(Date of earliest event reported)

Defense Industries International, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-30105	84-1421483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hamefalsim Street, Petach Tikva 49514, Israel
(Address of principal executive offices and zip code)

+ 972-3-7168383
(Registrant’s telephone number, including area code)

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On October 27 2010, Mayotex Ltd., a subsidiary of the Registrant, or Mayotex, entered into an Investment Agreement for the Subscription to and Sale of Shares of Mayo-Ben Investments and Development Ltd., or Mayo-Ben. Pursuant to the Investment Agreement, Mayotex has agreed to invest up to US$1,500,000 in Mayo-Ben, a real estate company holding industrial properties in Israel which are partially occupied by the registrant’s subsidiaries, in consideration for the purchase of approximately 20 per cent of the share capital of Mayo-Ben on a fully diluted basis. The subscription price is subject to adjustment based on an appraisal of the properties to be conducted by a major accounting firm in Israel.

Mayotex has also agreed to lend Mayo-Ben US$1,000,000, which funds will be utilized by Mayo-Ben to improve and renovate the industrial properties, subject to and upon the terms of the Investment Agreement. Within the framework of a recent amendment to the Disengagement Law, certain of the Registrant’s subsidiaries are eligible to apply for additional compensation under such law, subject to certain requirements, including investment in the factories and properties to which they moved their activities and businesses within the framework of the execution of the Disengagement Law, such as the properties held by Mayo-Ben. The Registrant expects that a portion of the grants, if any, to be received from the Israeli government within the above framework, will be used (subject to the amount granted), with funds to be invested by Mayo-Ben, for renovations and improvements to the properties occupied by the Registrant’s subsidiaries and will entitle the Registrant’s subsidiaries to apply for additional grants and tax benefits.

The Registrant has agreed to forgive the loan in the event that Mayo-Ben invests at least US$1,000,000 in the renovation and improvement of the properties in accordance with a renovation plan agreed to by both parties to the complete satisfaction of the Registrant within a three (3) year period commencing on the first closing date of the transaction, of which at least US$200,000 must be spent for such renovations prior to August 30, 2011.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits

10.1	Investment Agreement for the Subscription to and Sale of Shares of Mayo-Ben Investments and Development Ltd.
.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 2, 2010

DEFENSE INDUSTRIES INTERNATIONAL, INC.

By: /s/Uri Nissani
Name: Uri Nissani
Title: Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Investment Agreement for the Subscription to and Sale of Shares of Mayo-Ben Investments and Development Ltd.